Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                            -----------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1997 on Urban Outfittters, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1997.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



Philadelphia, PA
August 11, 1997